UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 28, 2016

OMNICELL, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-33043	94-3166458
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

590 E. Middlefield Road
Mountain View, CA  94043

(Address of principal executive offices, including zip code)

(650) 251-6100

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

On November 28, 2016, Omnicell, Inc. (“Omnicell”) entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with Ateb, Inc., a North Carolina corporation (“Ateb US”), Ateb Canada Ltd., an Ontario corporation (“Ateb Canada,” and, together with Ateb US, the “Ateb Entities”), the stockholders of the Ateb Entities, the optionholders of Ateb US (the stockholders of the Ateb Entities and the optionholders of Ateb US together, the “Selling Parties”) and Kilpatrick Law Group, PLLC as the Stockholders’ Agent.  Pursuant to the terms and conditions of the Stock Purchase Agreement, Omnicell will acquire from the Selling Parties, and the Selling Parties will sell to Omnicell, all of the outstanding interests of the Ateb Entities on the closing date (the “Closing”). The Ateb Entities are providers of pharmacy-based patient care solutions and medication synchronization solutions to independent and chain pharmacies. The contemplated total aggregate consideration is $40,700,000, in cash, plus the cash on hand of the Ateb Entities at the Closing, subject to certain adjustments at the Closing as provided for in the Stock Purchase Agreement (the “Purchase Price”). A portion of the Purchase Price will be paid by Omnicell at the Closing in satisfaction of certain transaction expenses and the indebtedness of the Ateb Entities outstanding as of the Closing. The Closing is subject to certain closing conditions as set forth in the Stock Purchase Agreement.

The foregoing description of the Stock Purchase Agreement in this Current Report on Form 8-K is qualified in its entirety by reference to the full text of such agreement referenced as Exhibit 2.1, which is incorporated by reference herein. The Stock Purchase Agreement contains representations and warranties that the parties to the Stock Purchase Agreement made to and solely for the benefit of the other parties as of specific dates. Those representations and warranties were made solely for purposes of the Stock Purchase Agreement and may be subject to important qualifications and limitations agreed to by Omnicell, the Selling Parties and the Ateb Entities. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a standard of materiality provided for in the Stock Purchase Agreement and have been used for the purpose of allocating risk among the parties thereto rather than establishing matters as facts.

The proposed acquisition of the Ateb Entities pursuant to the Stock Purchase Agreement was reviewed and approved by Omnicell’s Board of Directors.

Item 7.01                                           Regulation FD Disclosure.

On November 29, 2016, Omnicell issued a press release announcing the execution of the Stock Purchase Agreement.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.  The information contained in Exhibit 99.1 attached hereto is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01                                           Financial Statements and Exhibits.

(d) Exhibits.

2.1

Stock Purchase Agreement, dated November 28, 2016, among Omnicell, Inc., Ateb, Inc., Ateb Canada Ltd., the stockholders and optionholders party thereto and Kilpatrick Law Group, PLLC as Stockholders’ Agent.

99.1	Press release titled “Omnicell to Acquire Leading Pharmacy Provider Ateb, Inc.” issued by Omnicell, Inc. on November 29, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: November 29, 2016	OMNICELL, INC.

	By:	/s/ Dan S. Johnston
Dan S. Johnston,
Executive Vice President, Chief Legal & Administrative Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Title or Description
2.1

Stock Purchase Agreement, dated November 28, 2016, among Omnicell, Inc., Ateb, Inc., Ateb Canada Ltd., the stockholders and optionholders party thereto and Kilpatrick Law Group, PLLC as Stockholders’ Agent.

99.1	Press release titled “Omnicell to Acquire Leading Pharmacy Provider Ateb, Inc.” issued by Omnicell, Inc. on November 29, 2016.